                            SCHEDULE 14A INFORMATION
              STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

  [ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                           Commission  Only (as  permitted by
                                           Rule
                                           14a-6(e)(2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ]  Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
  240.14a-12.


                               INTELLI-CHECK, INC.

                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities  to which  transaction  applies:
    (2)  Aggregate number of securities to which transaction applies
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)  Proposed maximum aggregate value of transaction: (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                               INTELLI-CHECK, INC.
                             246 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 10, 2003


To the Shareholders of
INTELLI-CHECK, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK, INC. (the "Company"), a Delaware corporation, will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on Thursday, July 10, 2003, at 11:00 a.m., local time, for the following purposes:

         1. To elect, subject to the provisions of the By-laws, two directors each to serve for a three-year term until their respective successors have been duly elected and qualified;

         2.       Ratification and approval of our 2003 Stock Option Plan.

         3. To consider and act upon a proposal to approve the selection of Grant Thornton LLP as our independent auditors for the 2003 fiscal year; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                  The Board of Directors has fixed the close of business on June 6, 2003 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                       By order of the Board of Directors,

                                               Frank Mandelbaum
                                               Chairman of the Board
Woodbury, New York
June 13, 2003




                                    IMPORTANT
               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

                               INTELLI-CHECK, INC.
                             246 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797

            --------------------------------------------------------

                           P R O X Y S T A T E M E N T

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD THURSDAY, JULY 10, 2003

            --------------------------------------------------------


         Our annual meeting of shareholders will be held on Thursday, July 10, 2003 at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 11:00 a.m., local time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

         You will be voting on the following:
o        electing two directors;
o        approval of our 2003 Stock Option Plan ("2003 Stock Option Plan"); and
o ratification of the appointment of our independent certified public accountants.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         You may vote if you owned common stock as of the close of business on June 6, 2003. Each share of common stock is entitled to one vote. You may also vote if you hold Series A 8% Convertible Preferred Stock (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock is entitled to approximately 15 votes.

HOW DO I VOTE?

         You can vote in two ways:
o        by attending the meeting in person; or
o        by completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I VOTE?

         Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by either (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

         Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the two nominated directors; FOR the 2003 Stock Option Plan; and FOR the appointment of our independent certified public accountants

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Sock Transfer and Trust Company (212) 509-4000.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

         If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors, appointment of auditors and approval of our 2003 Stock Option Plan.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

         Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock and Series A Preferred Stock as of June 6, 2003 must be present at the meeting. This is referred to as a quorum. On May 30, 2003, there were 8,952,814 shares outstanding of common stock entitled to vote and 30,000 shares of Series A Preferred Stock, par value $.01 per share entitled to vote. Each share of common stock entitles the holder to one vote per share and each share of Series A Preferred Stock entitles the holder to 15.15 votes per share, (for a total of 454,545 votes) with holders of common stock and Series A Preferred Stock voting together as a single class. Therefore, the total number of shares eligible to vote at the meeting is 9,407,359.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for approval of the appointment of our independent certified public accountants and the 2003 Stock Option Plan.

DO WE CURRENTLY HAVE, OR DO WE INTEND TO SUBMIT FOR STOCKHOLDER APPROVAL, ANY ANTI-TAKEOVER DEVICE?

         Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects except for our classified board of directors. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                  The persons named in the accompanying proxy will vote for the election of the following two persons as directors, who are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the nominees named below. All two nominees have consented to serve as directors if elected.

                                          POSITION WITH THE COMPANY                   DIRECTOR         CURRENT TERM
    NAME                   AGE            AND PRINCIPAL OCCUPATION                      SINCE            EXPIRES
    ----                   ---            ------------------------                      -----            -------

Jeffrey Levy             60               Director                                      1999             07/10/03
Howard Davis             48               Director                                      2000             07/10/03



                        DIRECTORS AND EXECUTIVE OFFICERS

                  Our board of directors is a classified board with one-third of the directors being elected each year for a term of three years. The following table sets forth certain information with respect to each director and executive officer as of May 30, 2003:


                                                      POSITION WITH THE COMPANY                HELD OFFICE     CURRENT TERM
           NAME                 AGE                   AND PRINCIPAL OCCUPATION                    SINCE           EXPIRES
           ----                 ---                   ------------------------                    -----           -------


Frank Mandelbaum                69      Chairman, Chief Executive Officer and Director            1996          July, 2004

Edwin Winiarz                   45      Senior Executive Vice President, Treasurer, Chief         1999          July, 2005
                                        Financial Officer and Director

W. Robert Holloway              63      Senior Executive Vice President, Sales                    1999

Russell T. Embry                39      Senior Vice President and Chief Technology Officer        2001

Evelyn Berezin,                 78      Director                                                  1999          July, 2005

Charles McQuinn                 62      Director                                                  1999          July, 2004

Jeffrey Levy                    61      Director                                                  1999          July, 2003

Howard Davis                    48      Director                                                  2000          July, 2003

Arthur L. Money                 63      Director                                                  2003          July, 2005


BUSINESS EXPERIENCE

         FRANK MANDELBAUM has served as our Chairman of the Board and Chief Executive Officer since July 1, 1996. He also served as Chief Financial Officer until September 1999. From January 1995 through May 1997, Mr. Mandelbaum served as a consultant providing strategic and financial advice to Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.), a publicly held company. Prior to January 1995, Mr. Mandelbaum was Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Pharmerica, Inc. From July 1994 through December 1995, Mr. Mandelbaum served as Director and Chairman of the Audit and Compensation Committees of Medical Technology Systems, Inc., also a publicly held company. From November 1991 through January 1995, Mr. Mandelbaum served as Director of the Council of Nursing Home Suppliers, a Washington, D.C. based lobbying organization. From 1974 to date, Mr. Mandelbaum has been Chairman of the Board and President of J.R.D. Sales, Inc., a privately held financial consulting company. As required by his employment agreement, Mr. Mandelbaum devotes substantially all his business time and attention to our business.

         EDWIN WINIARZ was elected Senior Executive Vice President in July 2000 and a director in August 1999 and became Executive Vice President, Treasurer and Chief Financial Officer on September 7, 1999. From July 1994 until August 1999, Mr. Winiarz was Treasurer and Chief Financial Officer of Triangle Service Inc., a privately held national service company. From November 1990 through July 1994, Mr. Winiarz served as Vice President Finance/Controller of Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.). From March 1986 until November 1990, Mr. Winiarz was a manager with the accounting firm of Laventhal & Horwath. Mr. Winiarz is a certified public accountant and holds an MBA in management information systems from Pace University.

         RUSSELL T. EMBRY was elected Senior Vice President and Chief Technology Officer in July 2001 and was Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman
Aerospace. Mr. Embry holds a B.S. in Computer Science from Stony Brook and an M.S. in Computer Science from Polytechnic University, Farmingdale.

         W. ROBERT HOLLOWAY was elected Senior Executive Vice President in July 2000 and was Vice President, Sales from October 1999 to July 2000. From April 1999 to October 1999, Mr. Holloway was Director of Sales for The IdentiScan Company LLC. In February and March 1999, Mr. Holloway worked as an independent consultant. From August 1996 to January 1999, Mr. Holloway was Global Sales Manager for Welch Allyn, Inc. From October 1994 to July 1996, Mr. Holloway was Vice President and Sales Manager of Bowne & Company of New York. Mr. Holloway holds an AB in economics from Columbia University and an MBA in finance from Boston University.

         EVELYN BEREZIN was elected a director in August 1999. She has been, since October 1987, an independent management consultant to technology based companies. From July 1980 to September 1987, Ms. Berezin was President of Greenhouse Management Company, a venture capital fund dedicated to investment in early-phase high-technology companies. Ms. Berezin holds an AB in Physics from New York University and has held an Atomic Energy Commission Fellowship. Ms. Berezin has served on the boards of a number of public companies including Bionova Corp., Cigna Corp., Datapoint Corp., Koppers Company, Inc. and Genetic Systems Inc., as well as more than fourteen private technology-based companies.

         HOWARD DAVIS was appointed a non-voting advisor to the Board of Directors in December 1999 and elected a director in March 2000. In June 2003, Mr. Davis joined the Shemano Group, a San Francisco based NASD member broker-dealer, where he assumed responsibility for their capital markets activities including initial public offerings and secondary activities. Prior to joining the Shemano Group, since 1997, Mr. Davis was with Gunn Allen Financial, Inc. as Executive Vice President where he was responsible for their investment banking and financing activities, which also included initial public offerings, fairness opinions and financial valuations for public and private clients. He attended the University of Southern California, California State University Northridge and Kent State University where he majored in Finance and Accounting. Mr. Davis is also a former member of the International Franchise Association, Finance, Tax and Accounting.

         JEFFREY LEVY was elected a director in December 1999. He has been, since February 1977 President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage. Prior to 1977 Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies. During that time he also served as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc. Mr. Levy has had a distinguished career as a member of the United States Air Force from which he retired as a colonel in 1988. He serves as a board member of the Northern Virginia Chapter of Mothers Against Drunk Driving, the Washington Regional Alcohol Program, the Zero Tolerance Coalition and the National Drunk and Drugged Driving Prevention Month Coalition and is a member of the Virginia Attorney General's Task Force on Drinking by College Students and MADD's National Commission on Underage Drinking. Mr. Levy holds a BS in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

         CHARLES MCQUINN was elected a director in August 1999. He has been, since 1997, an independent product development/marketing consultant to Internet based companies. Mr. McQuinn has also served as CEO of The McQuinn Group, Inc., a system integration and institutional marketing company, from November 1998 to the present. From 1995 to 1997, Mr. McQuinn was President of DTN West, a fixed income price quote company with products for banks and governments. From 1990 to 1995, Mr. McQuinn was President of Bonneville Market Information, an equities price quote company with products for traders and brokers. From 1985 to 1990, Mr. McQuinn was President of Bonneville Telecommunications Company, a satellite video and data company. Prior to 1985, he was with Burroughs Corporation in various product development/marketing/management positions. Mr. McQuinn holds a BS in marketing from Ball State University and an MBA in management from Central Michigan University.

         ARTHUR L. MONEY was elected a director in February 2003 to serve the remainder of Mr. Paul Cohen's unexpired term. Mr. Money was confirmed by the Senate and served as the Assistant Secretary of Defense for Command, Control, Communications and Intelligence from 1999 to 2001 and was also the Chief Information Officer for the Department of Defense from 1998 until 2001. He prior served as the Senior Civilian Official, Office of the Assistant Secretary of Defense, from 1998 to 1999 and was earlier confirmed by the Senate as Assistant Secretary of the Air Force for Research, Development and Acquisition and was their Chief Information Officer, from 1996 to 1998. Mr. Money currently serves as a member of the advisory board of several corporations including the Boeing Company (NYSE: BA). He also serves on the Board of Directors of numerous companies including Silicon Graphics, Inc. (NYSE: SGI) and CACI International (NYSE: CAI) and has been recognized for his vision, leadership and commitment to excellence in systems and process re-engineering. Mr. Money, who holds a Master of Science Degree in Mechanical Engineering from the University of Santa Clara (Calif.) and a Bachelor of Science Degree in Mechanical Engineering from San Jose (Calif.) State University also currently serves on several U.S. Government Boards and Panels such as NIMA Advisory Board, Defense Science Board, US Air Force AC2ISR Center Advisory Board and the US Navy "DSAP" Special Advisory Panel. Prior to his government service, he had a distinguished business career having served as President of ESL Inc., a subsidiary of TRW, Inc., from 1990 to 1994 prior to its consolidation with its Avionics and Surveillance Group when he became Vice President and Deputy General Manager of the Group.

         Directors serve for staggered terms of 3 years and hold office until the next annual meeting, following the conclusion of their term, of stockholders and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16 (a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which under the Commission's rules, are not deemed to be timely. During the review, it was determined that although Paul Cohen, a former director who resigned in March 2003, did not file timely his sales of shares during the month of September 2002, such failure was remedied by the reporting of those sales in October, 2002 and all other transactions were timely filed thereafter.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                  During the fiscal year ended December 31, 2002, the board of directors held six meetings and the audit committee held five meetings. One director did not attend one meeting of the meetings of the board of directors.

                  The board of directors has established a compensation committee which is comprised of Mr. Levy, chairperson, Mr. Davis and Mr. Money. The compensation committee reviews and recommends to the board the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The compensation committee also administers the stock option plans.

                  The board of directors has established a corporate governance committee, which is comprised of Mr. McQuinn, chairperson, Ms. Berezin and Mr. Levy. The corporate governance committee reviews our internal policies and procedures and by-laws and acts as our nominating committee for the board of directors.

                  The board of directors has established an audit committee which is currently comprised of Mr. Davis, chairperson, Mr. McQuinn and Ms. Berezin. The audit committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants.

                             AUDIT COMMITTEE REPORT

                  The following shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

                  With respect to the audit of the fiscal year ended December 31, 2002, and as required by its written charter which sets forth its responsibilities and duties, the audit committee reviewed and discussed our audited financial statements with management.

                  In the course of its review, the audit committee discussed with our independent auditors those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, "Communication with Audit Committees," by the Auditing Standards Board of the American Institute of Certified Public Accountants.

                  We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as amended, "Independence Discussions with Audit Committee," by the Independence Standards Board and have discussed with the auditors the auditors' independence.

                  Based on the reviews and discussions referred to above, we recommended to the board of directors that the consolidated financial statements referred to above be included in Intelli-Check's Annual Report on Form 10-K for the year ended December 31, 2002.

                Audit Committee: Howard Davis (Chair)
                                 Evelyn Berezin
                                 Charles McQuinn

FISCAL 2002 AUDIT FIRM FEE SUMMARY


         During fiscal year ended December 31, 2001 until September 6, 2002, our principal independent auditor was Arthur Andersen LLP. Thereafter, our principal independent auditor was Grant Thornton LLP. The services of each were provided in the following category and amount:

                           Arthur Andersen LLP                                  Grant Thornton LLP
                              2001          2002                                2001             2002
                              ----          ----                                ----             ----
Audit Fees:                $63,500          $4,500            Audit Fee:           0             $56,000
Other Services:            $22,420               0            Other Services:      0                   0


                             EXECUTIVE COMPENSATION

                REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION

         Introduction. The disclosure rules of the Securities and Exchange Commission require us to provide certain information concerning the compensation of the Chief Executive Officer and other executive officers of our company. Our compensation committee reviews and recommends to our board of directors compensation of the executive officers of our company. Decisions on the compensation of our Chief Executive Officer are made by the board and salaries of other executive officers are set in relation to the salary of the Chief Executive Officer.

         Structure. Compensation of our executive officers consists of salary and stock option grants. Stock options have been used to reward executives for actions which increase shareholder value and to attract and retain high quality executives by providing long-term incentives. We have no bonus plan for executives nor do we provide retirement benefits. We believe our compensation policy is fair to our employees and shareholders. Our total compensation package is competitive within our industry.

         Base Salary. Since 1996, we have relied on our own informal surveys of compensation levels to gauge the reasonableness of the compensation of Frank Mandelbaum, our Chief Executive Officer. Mr. Mandelbaum's compensation was at an annual rate of $250,000 for the 2002 fiscal year which was established in February 2002 when we entered into a new three year employment agreement with him.

         All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer, which occurs upon employment contract renewal, the board considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The board also evaluates the Chief Executive Officer's performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for our company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, meeting individual goals and objectives set by the

Chief Executive Officer, and improving the operating efficiency of our company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary.

         Stock Options. Stock options have been administered by the Compensation Committee of the Board of Directors. Our board and shareholders have approved three stock option plans for employees, directors and consultants of our company. Amounts available and options granted pursuant to those plans are set forth in the tables below.

                                  THE BOARD OF DIRECTORS

                           Frank Mandelbaum           Charles McQuinn
                           Edwin Winiarz              Jeffrey Levy
                           Evelyn Berezin             Howard Davis
                                                      Arthur L. Money

         The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2002. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

                                                    SUMMARY COMPENSATION TABLE

                                                                         Annual          Long-Term
                                                                      COMPENSATION       COMPENSATION
                                                                                         Securities
                                                                                         Underlying
NAME AND PRINCIPAL POSITION                           YEAR(S)          *SALARY ($)       OPTIONS/SARS (#)
---------------------------                           -------          -----------       ----------------

Frank Mandelbaum                                        2002             250,000         350,000
Chairman & CEO                                          2001             204,808
                                                        2000             150,000         --

Edwin Winiarz                                           2002             135,000
Senior Executive Vice President                         2001             128,333         75,000
Chief Financial Officer                                 2000             125,000         25,000

W. Robert Holloway                                      2002             115,000
Senior Executive Vice President                         2001             115,000
Sales                                                   2000             115,000         --

Russell T. Embry                                        2002             150,000         12,500
Senior Vice President                                   2001             133,750         --
Chief Technology Officer                                2000             104,052         25,000

Kevin Messina                                           2001             52,500
Former Senior Executive Vice President                  2000             150,000         --
Former Chief Technology Officer

*Salaries include all deferred salaries paid and accrued.

         The options shown above were granted under the 1998, 1999 and 2001 Stock Option Plans as well as outside these plans and are exercisable as follows: (1) for Frank Mandelbaum at $12.10 per share with 200,000 currently exercisable and an additional 75,000 becoming exercisable on each of December 31, 2003 and 2004; (2) for Edwin Winiarz 25,000 options at an exercise price of $10.75 and 75,000 options at an exercise price of $8.04 exercisable no later than September 7, 2006 with earlier vesting incentives and (3) Russell T. Embry 25,000 options at an exercise price of $8.75 which are currently exercisable and 12,500 options at an exercise price of $3.82 which are currently exercisable. All options expire five years after the date of vesting.

         Messrs. Mandelbaum and Messina had Employment Agreements expiring December 31, 2001, which provided for base annual salaries of $225,000, subject to specified conditions. Because of our limited resources, Messrs. Mandelbaum and Messina had from time to time agreed to defer the receipt of substantial portions of their salaries. In May 1999, Mr. Mandelbaum's deferred salary was reduced by $150,000 by the issuance to him of 75,000 shares of our common stock and warrants entitling him to purchase an additional 75,000 shares of our common stock at a price of $3.00 per share at any time prior to May 3, 2001. In May 1999, Mr. Messina's deferred salary was reduced by $10,126 through the issuance to him of 5,063 shares of our common stock and warrants to purchase 5,063 shares of our common stock at a purchase price of $3.00 per share at any time prior to May 3, 2001. As of June 30, 1999, Mr. Mandelbaum's deferred salary was approximately $375,000 and Mr. Messina's deferred salary was approximately $200,000. In June 1999, Mr. Messina received, in lieu of all deferred salary, options to purchase 207,000 shares of common stock at an exercise price of $3.00 per share which were exercised in 2002. Also in June 1999, Mr. Mandelbaum received, in lieu of all deferred salary, options to purchase 375,000 shares of common stock at an exercise price of $3.00 per share.

         Mr. Kevin Messina resigned as Senior Executive Vice President and Chief Technology Officer in May 2001.

         All the options granted in exchange for deferred salary expire five years after the date of grant.

         OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes options granted during the year ended December 31, 2002 to the named executive officers:

-------------------------------------------------------------------------------------------------------------------
                                                                                       Potential Realizable Value
                                              Individual Grants                                    At
-------------------------------------------------------------------------------------------------------------------
                            Number of       % of Total Options                          Assumed Annual Rates of
                                                                                              Stock Price
                            Securities          Granted To                            Appreciation for Option Term
                        Underlying Options     Employees In     Exercise   Expiration
-------------------------------------------------------------------------------------------------------------------
                                                   2002
         Name                Granted           Fiscal Year        Price       Date           5%           10%
-------------------------------------------------------------------------------------------------------------------
Russell T. Embry              12,500               3.1%        $   3.82     10/31/07     $    13,192   $    29,152
-------------------------------------------------------------------------------------------------------------------

Frank Mandelbaum             350,000              80.1%        $  12.10     02/01/07     $ 1,170,052   $ 2,585,510
-------------------------------------------------------------------------------------------------------------------

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table summarizes unexercised options granted through the year-end December 31, 2002 to the named executive officers:

---------------------------------------------------------------------------------------------------------------------
                                                 Aggregate                                  Value Of Unexercised
                              No. of Shares    Dollar Value        No. of Securities            In-the-Money
                              Received Upon    Received Upon    Underlying Unexercised        Options At Fiscal
            Name                 Exercise        Exercise         Options / Warrants          Year End 12/31/02
---------------------------------------------------------------------------------------------------------------------
                                                              Exercisable Unexercisable  Exercisable  Unexercisable
Frank Mandelbaum
Chairman & CEO                                                  700,000      150,000      $1,950,000
---------------------------------------------------------------------------------------------------------------------
Ed Winiarz
Senior Executive VP
& CFO                                                           60,000        75,000       $66,500
---------------------------------------------------------------------------------------------------------------------
W. Robert Holloway Senior Executive VP
Sales                                                           20,000        30,000
---------------------------------------------------------------------------------------------------------------------
Russell T. Embry
Senior VP & CTO                                                 76,500        6,250        $19,250      $19,250
---------------------------------------------------------------------------------------------------------------------

         Pursuant to their employment agreements, Messrs. Mandelbaum and Messina each received a grant in August 1999 of options to purchase 75,000 shares of our common stock at a purchase price of $3.00 per share, all of which are currently exercisable. The options expire five years from the date of grant. Kevin Messina exercised 50,000 options on October 5, 2001 and options to purchase 25,000 shares for Mr. Messina expired as a result of his resignation. During the years ended December 31, 2001 and December 31, 2002, we granted employees other than the executive officers named above options to purchase 32,750 shares and 150,500 shares respectively, of common stock under the 1998, 1999 and 2001 Stock Option Plans and non plan.

         The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

         EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Effective January 1, 1999, Mr. Mandelbaum and Mr. Messina each entered into a three-year employment agreement with Intelli-Check. Each of the agreements provided for a base salary of $225,000. However, until such time as we received payment for gross sales of at least $1,000,000, which occurred in April 2001, the salaries were capped at $150,000. The agreements also provided for the payment of a bonus if our sales exceed $2,000,000 in the previous year. The bonus would have been in the amount of $50,000 plus 1% of the amount of sales in excess of $2,000,000 in each year. In addition, for each fiscal year ending during the term of the employment agreements, we were obligated to grant to each of the executives an option to purchase the greater of 25,000 shares of our common stock at fair market value on the date of grant or 10,000 shares of our common stock at fair market value on the date of grant for each full $250,000 by which pre-tax profits for each year exceeded pre-tax profits for the prior fiscal year. However, we were not required to grant options to purchase more than 150,000 shares of our common stock with respect to any one fiscal year. During the terms of their agreements, no bonuses were earned.

         On May 7, 2001, our board of directors accepted the resignation of Kevin Messina. Accordingly, all of the obligations under the employment agreement, including the payment of salary and incentives, ceased as of this date.

         On February 1, 2002, we entered into a new three-year employment contract with its Chairman and Chief Executive Officer, effective January 1, 2002. The agreement provides for an annual base salary of $250,000. In addition, we granted to the Chairman and Chief Executive Officer an option to purchase 350,000 shares of common stock, of which 125,000 options are immediately exercisable at $12.10 per share and 225,000 options become exercisable at a rate of 75,000 per year on December 31, 2002, 2003 and 2004.

          If there shall occur a change of control, as defined in the employment agreement, the employee may terminate his employment at any time and be entitled to receive a payment equal to 2.99 times his average annual compensation, including bonuses, during the three years preceding the date of termination, payable in cash to the extent of three months salary and the balance in shares of our common stock based on a valuation of $2.00 per share. Included within the definition of change of control is the first day on which a majority of the directors of the company do not consist of individuals recommended by Mr. Mandelbaum and one outside director.

         We had entered into a two-year employment agreement with Mr. Winiarz, which became effective on September 7, 1999. The agreement provided for a base salary of $125,000. In addition, we granted Mr. Winiarz an option to purchase 50,000 shares of common stock, of which 30,000 options were immediately exercisable at $5.00 per share and 20,000 options became exercisable on September 7, 2000 at $5.00 per share. In December 2001, Mr. Winiarz exercised 15,000 options.

         On September 7, 2001, we renewed the employment agreement with Mr. Winiarz. The agreement, which expires December 31, 2004, provides for a base salary of $135,000 with annual increases of 5% per annum. In addition, we granted 75,000 stock options at an exercise price of $8.04 vesting on September 7, 2006 with earlier vesting incentives.

         We entered into a two-year employment agreement with Mr. Holloway, which became effective on October 25, 1999. The agreement provides for a base salary of $115,000. In addition, we granted Mr. Holloway an option to purchase 50,000 shares of common stock at $7.50 per share, of which 20,000 shares are immediately exercisable and 5,000 shares become exercisable for each 10,000 sales of ID-Check products sold that exceed 10,000. The maximum options that can be earned in any calendar year may not exceed 100,000. Any options earned above the initial 50,000 options will be at fair market value on the date of grant. Upon the expiration of this agreement, we renewed the agreement for an additional two years under the same terms and conditions.

         Under the terms of the agreements, each of the executives has the right to receive his compensation in the form of shares of common stock valued at 50% of the closing bid price of our shares of common stock as of the date of the employee's election, which is to be made at the beginning of each quarter. In addition, each of the employment agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that we may terminate the agreement for cause.

                      EQUITY COMPENSATION PLAN INFORMATION

         We maintain various stock plans under which options vest and shares are awarded at the discretion of our board of directors or its compensation committee. The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of grant. The term of each option is generally five to ten years and is determined at the time of grant by our board of directors or its compensation committee. The participants in these plans are officers, directors, employees and consultants of the company and its subsidiaries or affiliates.

                              Number of Securities     Weighted average
                               to be issued upon      exercise price of     Number of securities remaining available
                                  exercise of            outstanding            for future issuance under equity
                              outstanding options,    options, warrants     compensation plans (excluding securities
Plan Category                 warrants and rights         and rights                 reflected in column a)
                                      (a)                    (b)                              (c)
---------------------------- ----------------------- --------------------- -------------------------------------------
Equity compensation plans          1,318,866                $7.96                           281,934
approved by security
holders
---------------------------- ----------------------- --------------------- -------------------------------------------
Equity compensation plans
not approved by security
holders                            1,015,000                $7.59                             none
---------------------------- ----------------------- --------------------- -------------------------------------------
Total
---------------------------- ----------------------- --------------------- -------------------------------------------

                            COMPENSATION OF DIRECTORS

         Non-employee directors receive a fee of $500 for attending board meetings and $250 for attendance at such meetings telephonically. They also receive a fee of $300 for each committee meeting held on a date other than that of a board meeting and are reimbursed for expenses incurred in connection with the performance of their respective duties as directors. In August 1999, non-employee directors, Messrs. Paul Cohen and McQuinn and Ms. Berezin, each received a grant of a non-qualified stock option to purchase an aggregate of
45,000 shares of our common stock upon their election as a director at an exercise price of $3.00 per share. Of these options, 15,000 were immediately exercisable and an additional 15,000 became exercisable in July 2000 and the remaining 15,000 became exercisable in July 2001. On December 13, 1999, Mr. Levy and Mr. Davis were each granted non-qualified options to purchase 15,000 shares of our common stock at an exercise price of $11.625, the fair market value on the date of grant. These options were immediately exercisable. In addition, in July 2000 they were each granted non-qualified options to purchase an aggregate of 30,000 shares of our common stock for serving as a director at an exercise price of $8.25 per share. Of these options, 15,000 were immediately exercisable and 15,000 were exercisable in July 2001. In July 2001, Mr. Davis was granted non-qualified options to purchase 15,000 shares of our common stock at an exercise price of $10.15 exercisable on the date of our next annual meeting. In addition, Mr. McQuinn was granted non-qualified options to purchase 30,000 shares of our common stock at an exercise price of $10.15. Of these options, 15,000 are exercisable in 2002 and the balance are exercisable in 2003 on the date of our annual meeting during these years. In July 2002, Ms. Berezin and Mr. Cohen were granted non-qualified options to purchase 45,000 shares of our common stock for serving as a director at an exercise price of $2.80 per share. Of these options, 15,000 were immediately exercisable with an additional 15,000 becoming exercisable on each of the next two anniversaries of the date of grant provided that they remain as Directors.

         During 2001, Mr. Davis exercised 15,000 of his options and earned compensation of $138,300, Mr. McQuinn exercised 1,000 of his options and earned compensation of $6,800 and Ms. Berezin exercised 500 of her options and earned compensation of $3,938. During 2002, Mr. Davis exercised 200 of his options and earned compensation of $2,320. Options granted to non-employee directors are exercisable only during the non-employee director's term and automatically expire on the date his or her service terminates. Mr. Paul Cohen had previously been granted options to purchase 30,000 shares of common stock exercisable at $3.00 per share. Mr. Cohen also received an option to purchase 50,000 shares of common stock exercisable at $3.00 per share in connection with a one-year consulting agreement dated November 1, 1997 which was exercised during 2002. As a result of Mr. Paul Cohen's resignation on February 3, 2003, all of his remaining vested options, which were unexercised, expired 90 days from his resignation.

         During 2003, Mr. Arthur Money was appointed to the Board of Directors and was granted non-qualified options to purchase 45,000 shares of our common stock for serving as a director at an exercise price of $6.40 per share. Of these options, 15,000 were immediately exercisable with an additional 15,000 becoming exercisable in July 2003 and July 2004, provided that he remains a Director. Mr. Money also received an option to purchase 1,500 shares of common stock exercisable at $6.22 per share in connection with his appointment to the compensation committee on March 17, 2003. Prior to becoming a Director, he received on November 7, 2001 an option to purchase 10,000 shares of common stock exercisable at $15.13 in connection with providing certain consulting services. In addition, on March 17, 2003, Mr. Levy received options to purchase 1,000 shares of common stock exercisable at $6.22 per share for being appointed the Chairman of the compensation committee.

         In addition, non-employee directors who are members of a committee are entitled to receive grants of stock options for each year served. Each chairperson of a committee receives options to purchase 2,500 shares of our common stock, while a committee member receives options to purchase 1,500 shares of our common stock. In March 2000, July 2000, July 2001 and July 2002 the following non-qualified options were granted to committee chairpersons:

                 NAME      COMMITTEE                          NUMBER OF OPTIONS
                                                     MARCH 2000        JULY 2000        JULY 2001       JULY 2002
                                                     ----------        ---------        ---------       ---------
         Ms. Berezin       Audit                     2,500             2,500            2,500             2,500
         Mr. McQuinn       Corporate Governance      2,500             2,500            2,500             2,500
         Mr. Levy          Technology Oversight      2,500             2,500            2,500             -----
         Mr. Davis         Compensation                                2,500            2,500             2,500


         The following non-qualified options were granted to committee members:

         NAME              COMMITTEE(S)                                NUMBER OF OPTIONS
         ----              -----------                                 -----------------
                                                     MARCH 2000        JULY 2000        JULY 2001       JULY 2002
                                                     ----------        ---------        ---------       ---------
         Mr. Cohen         Compensation, Audit       3,000             1,500            1,500             1,500
         Ms. Berezin       Corporate Governance,
                           Technology Oversight      3,000             3,000            3,000             1,500
         Mr. McQuinn       Audit, Technology
                           Oversight                 3,000             3,000            3,000             1,500
         Mr. Levy          Corporate Governance,
                           Compensation                                3,000            3,000             3,000
         Mr. Davis         Audit                     1,500             1,500            1,500             1,500

These options are exercisable at $12.125 for options granted in March 2000, $8.75 for options granted in July 2000, $10.15 for options granted in July 2001 and $2.80 for options granted in July 2002, the fair market value on the date of grant, are immediately exercisable during the committee members term and expire five years from date of grant.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

                  During fiscal 2002, our compensation committee consisted of Messrs. Levy, Davis and Mr. Paul Cohen, none of whom were employees during fiscal 2002, nor did they have any relationship requiring disclosure in this proxy statement. Our current compensation committee is comprised of Messrs. Levy, Davis and Money. The full Board of Directors made all decisions concerning executive compensation during fiscal 2002. No executive officers of Intelli-Check served as a member of the board of directors of another entity during fiscal 2002.
                             PRINCIPAL SHAREHOLDERS

                  The following table sets forth, as of May 30, 2002 certain information regarding beneficial ownership of Intelli-Check's common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                  Unless otherwise indicated, the address for each of the named individuals is c/o Intelli-Check, Inc., 246 Crossways Park West, Woodbury, New York 11797.

                  Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

                  The applicable percentage of ownership is based on 8,952,814 shares outstanding as of May 30, 2003.

--------------------------------------------------------------------------------------------------------------------
NAME                                                                SHARES BENEFICIALLY OWNED       PERCENT
--------------------------------------------------------------------------------------------------------------------
Frank Mandelbaum                                                               1,327,400                 13.72
--------------------------------------------------------------------------------------------------------------------
Edwin Winiarz                                                                    63,500                    *
--------------------------------------------------------------------------------------------------------------------
W. Robert Holloway                                                               24,200                    *
--------------------------------------------------------------------------------------------------------------------
Russell T. Embry                                                                 71,250                    *
--------------------------------------------------------------------------------------------------------------------
Paul Cohen                                                                      164,750                  1.84
--------------------------------------------------------------------------------------------------------------------
Evelyn Berezin                                                                   84,550                    *
--------------------------------------------------------------------------------------------------------------------
Charles McQuinn                                                                  84,600                    *
--------------------------------------------------------------------------------------------------------------------
Jeffrey Levy                                                                     68,250                    *
--------------------------------------------------------------------------------------------------------------------
Howard Davis                                                                     64,800                    *
--------------------------------------------------------------------------------------------------------------------
Arthur L. Money                                                                  25,000                    *
--------------------------------------------------------------------------------------------------------------------
Todd Cohen                                                                      940,800                  10.37
--------------------------------------------------------------------------------------------------------------------
Empire State Development***, formerly New York State Science and                605,000                  6.42
Technology Foundation
--------------------------------------------------------------------------------------------------------------------
All Executive Officers & Directors as a group (9 persons)                      1,991,350                 20.67
--------------------------------------------------------------------------------------------------------------------

* Indicates beneficial ownership of less than one percent of the total outstanding common stock.
** The person who exercises the voting power is the CFO who, at the present time, is Frances A. Walton.

         The amounts shown for Mr. Mandelbaum do not include 24,900 shares and 2,490 rights held by Mr. Mandelbaum's wife, for which Mr. Mandelbaum disclaims beneficial ownership.

         The amounts shown for Mr. Paul Cohen do not include 50,500 shares and 5,050 rights held by Mr. Cohen's wife and daughter, for which Mr. Cohen disclaims beneficial ownership.

         Mr. Todd Cohen's address is P.O. Box 20054, Huntington Station, New York 11746.

         As has been noted in previous filings, all assets of the New York State Small Business Technology Investment Fund, which were located in the New York State Science and Technology Foundation, were transferred to The Urban Development Corporation d/b/a Empire State Development. The Commissioner of Empire State Development is Charles A. Gargano. The members of the Board of Directors are Charles A. Gargano, J. Patrick Barrett, Charles E. Dorkey, III, David Feinberg, Anthony Gioia, Deborah Weight and Elizabeth McCaul. The address for that fund is 633 Third Avenue, New York, NY 10017.

         The amounts shown in the table above for the following persons include the right to acquire the number of shares shown pursuant to currently exercisable stock options, and/or warrants and/or rights at the exercise price shown:

------------------------------------------ ------------------------------- ----------------------
NAME                                              NUMBER OF SHARES            EXERCISE PRICE
------------------------------------------ ------------------------------- ----------------------
Frank Mandelbaum                                      500,000                      $3.00
                                                      200,000                     $12.10
                                                      102,100                      $8.50
------------------------------------------ ------------------------------- ----------------------
Edwin Winiarz                                          35,000                      $5.00
                                                       25,000                     $10.75
                                                       3,500                       $8.50
------------------------------------------ ------------------------------- ----------------------
Russell T. Embry                                       20,000                      $7.50
                                                       20,000                     $11.625
                                                       25,000                      $8.75
                                                       5,250                       $8.50
                                                       12,500                      $3.82
------------------------------------------ ------------------------------- ----------------------
W. Robert Holloway                                     20,000                      $7.50
                                                       2,200                       $8.50
------------------------------------------ ------------------------------- ----------------------
Paul Cohen                                             11,200                      $8.50
------------------------------------------ ------------------------------- ----------------------
Evelyn Berezin                                         44,500                      $3.00
                                                       5,500                      $12.125
                                                       5,500                       $8.75
                                                       5,500                      $10.15
                                                       4,050                       $8.50
                                                       19,000                      $2.80
------------------------------------------ ------------------------------- ----------------------
Charles McQuinn                                        44,000                      $3.00
                                                       5,500                      $12.125
                                                       5,500                       $8.75
                                                       5,500                      $10.15
                                                       4,100                       $8.50
                                                       4,000                       $2.80
------------------------------------------ ------------------------------- ----------------------
Jeffrey Levy                                           15,000                     $11.625
                                                       2,500                      $12.125
                                                       1,500                       $8.00
                                                       35,500                      $8.75
                                                       5,500                      $10.15
                                                       3,950                       $8.50
                                                       1,000                       $6.22
------------------------------------------ ------------------------------- ----------------------
Howard Davis                                           15,000                     $11.625
                                                       2,500                      $8.000
                                                       1,500                      $12.125
                                                       14,800                      $8.75
                                                       18,000                     $10.15
                                                       3,800                       $8.50
                                                       4,000                       $2.80
------------------------------------------ ------------------------------- ----------------------
Arthur L. Money                                        10,000                     $15.13
                                                       15,000                      $6.40
                                                       1,500                       $6.22
------------------------------------------ ------------------------------- ----------------------
Todd Cohen                                            110,000                      $3.00
                                                       84,400                      $8.50
------------------------------------------ ------------------------------- ----------------------

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

         During fiscal year ended December 31, 2001 until September 6, 2002, our principal independent auditor was Arthur Andersen LLP. Thereafter, our principal independent auditor was Grant Thornton LLP. The services of each were provided in the following category and amount:

                           Arthur Andersen LLP                                  Grant Thornton LLP
                              2001          2002                                2001             2002
                              ----          ----                                ----             ----
Audit Fees:                $63,500          $4,500            Audit Fee:           0             $56,000
Other Services:            $22,420               0            Other Services:      0                   0


                              CERTAIN TRANSACTIONS

         In October 1994, Messrs. Todd Cohen and Kevin Messina co-founded Intelli-Check and each purchased 975,000 shares of common stock for $975. In April 1998, Mr. Todd Cohen resigned as an officer of our company for personal reasons and in August 1999, he completed his term as a director. In May 2001, Mr. Messina resigned as an officer of our company to pursue other opportunities and in July 2001, he completed his term as a director.

         In June 1996, Mr. Messina's company, K.M. Software, assigned two copyrights covering certain software employed by ID-Check and a patent application covering the ID-Check technology to Intelli-Check for an agreement to pay $98,151 plus interest. The agreement also gave K.M. Software, or its successor, the right to reclaim the rights to the copyrights and the patent under certain specified conditions. In May 1999, the prior agreement was superseded and in exchange Mr. Messina received 69,937 shares of our common stock and warrants to purchase 69,937 shares of our common stock, at $3.00 per share, exercisable at any time prior to May 3, 2001. The May 1999 agreement provides for the payment by Intelli-Check of royalties equal to 0.005% of gross sales from $2,000,000 to $52,000,000 and 0.0025% of gross sales in excess of $52,000,000. Also, in May 1999, Mr. Messina's deferred salary was reduced by $10,126 through the issuance to him of 5,063 shares of our common stock and warrants to purchase 5,063 shares of our common stock at a purchase price of $3.00 per share at any time prior to May 3, 2001. In June 1999, the balance of Mr. Messina's deferred salary was reduced to zero by the issuance of options to purchase 207,000 shares of our common stock at a purchase price of $3.00 per share at any time prior to June 30, 2004.

         In June 1996, Frank Mandelbaum, Intelli-Check's Chief Executive Officer and Chairman of the Board of Directors, purchased 950,000 shares of common stock for $50,000. From time to time since then, Mr. Mandelbaum loaned money to Intelli-Check totaling $142,000. In November 1997, Mr. Mandelbaum converted his outstanding loans into 71,000 shares of our common stock and warrants to purchase 71,000 shares of our common stock at $3.00 per share, which he exercised on December 31, 2000. In May 1999, Mr. Mandelbaum's deferred salary was reduced by $150,000 through the issuance to him of 75,000 shares of our common stock and warrants to purchase 75,000 shares of our common stock at a purchase price of $3.00 per share, which were exercised in October 2001. In June 1999, Mr. Mandelbaum's deferred salary was reduced to zero by the issuance of options to purchase 375,000 shares of our common stock at an exercise price of $3.00 per share at any time prior to June 30, 2004.

         In March 1997, one of our former directors, Paul Cohen purchased 37,500 units consisting of one share of common stock and one warrant to purchase an additional share at $3.00 per share in connection with one of our private placements, for $75,000. He exercised the warrants in December 2000 and we received net proceeds of $112,500. In November 1997, Mr. Cohen received an option to purchase 50,000 shares of common stock exercisable at $3.00 per share in connection with a one-year consulting agreement which was exercised in November 2002 and we received $150,000. Also in November 1997, Mr. Cohen's wife purchased 25,000 units consisting of one share of common stock and one warrant to purchase an additional share of common stock for $3.00 in connection with one of our private placements for $50,000. Mrs. Cohen exercised the warrant in December 2000 and we received net proceeds of $75,000. In August 1999, Mr. Cohen purchased one unit in connection with our last private placement. The unit consisted of a promissory note having a principal amount of $50,000, which bore interest at the annual rate of 10% and a warrant to purchase 2,500 shares of our common stock for $3.00 per share which expired during 2002. The principal was repaid by us to Mr. Cohen in November 1999.

         In June 1999, all deferred compensation due to Todd Cohen, our former President and director, was eliminated by the issuance of options to purchase 110,000 shares of common stock at an exercise price of $3.00 per share at any time prior to June 30, 2004.


                                 PROPOSAL NO. 2
                         PROPOSED 2003 STOCK OPTION PLAN

         There is being submitted to the shareholders for approval at the Annual Meeting, the Intelli-Check, Inc. 2003 Stock Option Plan which authorizes the issuance not later than December 31, 2013 of options to purchase up to 500,000 of our common shares. The 2003 Plan was approved by our board of directors at a meeting held on May 8, 2003 subject to shareholder approval.

         Our board of directors believes that Intelli-Check and our shareholders have benefited from the grant of stock options in the past and that similar benefits will result from the adoption of the 2003 Plan. We believe that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to the further growth and development of our company because of the opportunity to acquire a proprietary interest in our company on an attractive basis.

         All stock options granted under the 2003 Plan will be exercisable at such time or times and in such installments, if any, as our compensation committee or the board of directors may determine and expire no more than ten years from the date of grant. The exercise price of the stock option will be the fair market value of our common shares on the date of grant and must be paid in cash. The fair market value of our shares at May 30, 2003 was $7.26. Options are non-transferable except by will or by the laws of descent and distribution. Each option to be granted under the 2003 Plan will be evidenced by an agreement subject to the terms and conditions set forth above.

         Options granted under the 2003 Plan terminate three months after the optionee's relationship with us is terminated except if termination is by reason of death or disability. In the case of death or disability, the option terminates twelve months after the optionee's death or termination of employment by reason of disability. If an employee's employment is terminated for cause, then any unexercised options held by the employee are cancelled upon termination of employment. In the case of a non-employee director who has served his or her full term, all vested options remain exercisable until the termination date set forth in the stock option agreement to which such options relate.

         Our board of directors have discretion to determine whether all unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the company is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the assets in a complete liquidation or dissolution. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor company (or parent thereof) in the corporate transaction or (ii) such option is to be replaced with a cash incentive program of the successor company which preserves the spread existing on the unvested option shares at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the board or committee at the time of the option grant.

                            U.S. FEDERAL TAX MATTERS

         Stock options may be granted in the form of incentive stock options or non-qualified stock options. Incentive stock options are eligible for favorable tax treatment under the U.S. Internal Revenue Code (the "Code"). To meet the Code requirements, the maximum value of incentive stock options that first become exercisable in any one year is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of a stock option (whether an incentive stock option or non-qualified stock option). At the time of exercise of a non-qualified stock option, the holder will realize compensation income in the amount of the spread between the exercise price of the option and the fair market value of our stock on the date of exercise. At the time of exercise of an incentive stock option, no compensation income is realized other than "tax preference income" for purposes of the alternative minimum tax. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gains. If the shares acquired on exercise of the incentive stock option are disposed of within less than two years after grant or one year of exercise, the holder will realized compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized will be taxed as capital gains. We will generally be entitled to a deduction under the Code at the time equal to the amount of compensation income realized by the holder of an option.

         Our board of directors has a limited right to modify or amend the 2003 Plan which does not include the right to increase the number of shares which is available for the grant of options.

         During the term of the 2003 Plan, our eligible employees will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of our other shareholders. The grant and exercise of the options also may affect our ability to obtain additional capital during the term of any options.

         The 2003 Plan will be administered by the compensation committee appointed by the board of directors. The compensation committee currently consists of Messrs. Levy, Davis and Money. None of Mr. Levy, Mr. Davis or Mr. Money is an employee of our company.

         Our board of directors is recommending the adoption of the 2003 Plan. The description of the proposed 2003 Plan set forth above is qualified in its entirety by reference to the text of the 2003 Plan as set forth in Exhibit A.

                                 PROPOSAL NO. 3
                      RATIFICATION OF SELECTION OF AUDITORS

                  Our board of directors recommends the selection of Grant Thornton LLP as independent auditors to examine Intelli-Check's financial statements for the fiscal year ending December 31, 2003. On June 6, 2002, our Audit Committee, with the approval of our Board of Directors, determined to dismiss its independent auditors, Arthur Andersen, LLP, and to engage the services of Grant Thornton, LLP as its new independent auditors. During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through June 6, 2002, there were no disagreements between Intelli-Check and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. Representatives of Arthur Andersen will not be present at the annual meeting.

                  Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

                  Set forth below is a line graph comparing the cumulative total return on our common stock assuming a $100 investment as of November 19, 1999, and based on the market prices at the end of each fiscal year, with the cumulative total return of the AMEX Market Value Index and the AMEX Computer Technology Index.




                                                                     Cumulative Total Return
                                             -------------------------------------------------------------
                                                 11/19/99       12/99       12/00       12/01       12/02



INTELLI-CHECK, INC.                                100.00      107.23      104.82      175.33       66.51
AMEX MARKET VALUE (U.S.)                           100.00      108.58      100.71       93.72       76.64
AMEX TECHNOLOGY                                    100.00      106.83       82.33       85.26       51.47


                                  OTHER MATTERS

                  The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.

                              SHAREHOLDER PROPOSALS

                  Proposals by any shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by Intelli-Check for inclusion in material relating to such meeting not later than March 14, 2004.

                                    EXPENSES

                  All expenses in connection with solicitation of proxies will be borne by Intelli-Check. Officers and regular employees of Intelli-Check may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                                            By Order of the Board of Directors,

                                                     Frank Mandelbaum
                                                     Chairman

                               INTELLI-CHECK, INC.


                                      PROXY





Annual Meeting of Shareholders - Thursday, July 10, 2003



         The undersigned shareholder of Intelli-Check, Inc. (the "Company") hereby appoints Frank Mandelbaum, the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on June 6, 2003 at the Annual Meeting of Shareholders of the Company to be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 11:00 a.m., local time, on Thursday, July 10, 2003, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

Please mark boxes [ ] or [X] in blue or black ink.

1. Election of Directors.

FOR all nominees                                       [ ]

WITHHOLD AUTHORITY only for those nominees whose names
I have crossed out below                               [ ]

WITHHOLD AUTHORITY for ALL nominees                    [ ]

Nominees for Directors are:

                           Jeffrey Levy  -  3 year term
                           Howard Davis  -  3 year term

2.   Proposal to approve the 2003 Stock Option Plan.

                  FOR [ ]                 AGAINST  [ ]             ABSTAIN  [ ]

3. Proposal to approve the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

                  FOR [ ]                 AGAINST  [ ]             ABSTAIN  [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

[Sign, Date and Return the Proxy Card     SIGNATURE(S) should be exactly as
Promptly Using the Enclosed Envelope.]    name or names appear on this proxy.
                                          If stock  is held Jointly,  each
                                          holder should sign. If signing is
                                          by attorney, executor, administrator,
                                          trustee or Guardian, please give
                                          full title.



                                          Dated
                                               -------------------------


                                          ------------------------------
                                          Signature

                                          ------------------------------
                                          Signature

                                                                    EXHIBIT A

                               INTELLI-CHECK, INC.
                             2003 STOCK OPTION PLAN

1. Purpose of the Plan. The purpose of this 2003 Stock Option Plan is to attract and retain the best available personnel for positions of responsibility within the Company, to provide additional incentive to Employees, Directors, Consultants and other Independent Contractors of the Company, and to promote the success of the Company's business through the grant of options to purchase shares of the Company's Common Stock. Options granted hereunder may be either Incentive Stock or Non-Qualified Stock Options, at the discretion of the Board. The type of options granted shall be reflected in the terms of written Stock Option agreements. The Company intends that the Plan meet the requirements of Rule 16b-3 under the Exchange Act and that the transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

2.       DEFINITIONS. As used herein, the following definitions shall apply:

         a. "BOARD" shall mean the Board of Directors of the Company or, when appropriate, the Committee administering the Plan, if one has been appointed.

         b. "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         c. "COMMON STOCK" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended.

         d. "COMPANY" shall mean Intelli-Check, Inc., a Delaware corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 425 (e) and
                  (f), respectively, of the Code.

         e. "COMMITTEE" shall mean the Compensation Committee composed of two or more directors who are Non-Employee Directors and Outside Directors and who shall be elected by and shall serve at the pleasure of the Board and shall be responsible for administering the Plan in accordance with paragraph (a) of
                  Section 4 of the Plan.

         f. "EMPLOYEE" shall mean key employees, including salaried officers and directors and other key individuals employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company, except as provided in Section 9(b) of the Plan.

         g. "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

         h. "FAIR MARKET VALUE" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the average of the bid and asked prices of the Common Stock on the date of grant, as reported in the WALL STREET JOURNAL (or, if not so reported, as otherwise reported in the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on the New York Stock Exchange or the NASDAQ Stock Market, the American Stock Exchange, the NASDAQ/National Market System the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the WALL STREET JOURNAL.

         i. "INCENTIVE STOCK OPTION" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         j. "NON-EMPLOYEE DIRECTOR" shall mean a non-employee director as defined in Rule 16b-3.

         k. "NON-QUALIFIED STOCK OPTION" shall mean an Option, which is not an Incentive Stock Option.

         l.       "OPTION" shall mean a stock option granted under the Plan.

         m. "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         n. "OPTIONEE" shall mean an Employee of the Company who has been granted one or more Options.

         o. "OUTSIDE DIRECTOR" shall mean an outside director as defined in Section 162(m) of the Code or rules and regulations promulgated thereunder.

         p. "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

         q.       "PLAN" shall mean this 2003 Stock Option Plan.

         r. "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         s. "STOCK OPTION AGREEMENT" shall mean the written agreement between the company and the Optionee relating to the grant of an Option.

         t. "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

         u. "TAX DATE" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an option.

3. COMMON STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of the shares which may be optioned and sold under the Plan is Five Hundred Thousand (500,000) Shares of Common Stock. The Shares may be authorized, but unissued, or previously issued Shares acquired by the Company and held in treasury.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall, unless the Plan shall have been terminated, be available for future grants of Options. The maximum number of Shares that may be subject to options granted under the Plan to any individual in any calendar year shall not exceed 150,000 Shares and the method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder.

4.       ADMINISTRATION OF THE PLAN

         (a)      PROCEDURE.
                           i) The Plan shall be administered by the Board in accordance with Rule 16b-3 under the Exchange Act ("Rule 16b-3"); provided, however, that the Board may appoint a Committee to administer the Plan at any time or from time to time, and provide further, that if the Board is not "disinterested" within the meaning of Rule 16b-3, the Plan shall be administered by a Committee in accordance with Rule 16b-3.
                           ii) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if that person's membership would cause the Committee not to satisfy the "disinterested administration" requirements of Rule 16b-3.

         (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options and Non-Qualified Stock Options;
                  (ii) to determine, upon review of relevant information and in accordance with Section 2 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted including, without limitation, the terms of exercise (including the period of exercisability) or forfeiture of Options granted hereunder upon termination of the employment of an Employee; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (x) to accept or reject the election made by an Optionee pursuant to Section 17 of the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (c) EFFECTS OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         (d) INABILITY OF COMMITTEE TO ACT. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of options or Shares does not consist of two or more Non-Employee Directors, than any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3.

5.       ELIGIBILITY.

         (a) Consistent with the Plan's purposes, Options may be granted only to Employees, Directors, Consultants and other Independent Contractors of the Company as determined by the Board. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Incentive Stock Options may be granted only to those Employees who meet the requirements applicable under Section 422 of the Code.

         (b) Unless otherwise provided in the applicable Stock Option Agreement, all Options granted to the Employees of the Company under the Plan will be subject to forfeiture until such time as the Optionee has been continuously employed by the Company for one year after the date of the grant of the Options, and may not be exercised prior to such time. At such time as the Optionee has been continuously employed by the Company for one year, the foregoing restriction shall lapse and the Optionee may exercise the Options at any time otherwise consistent with the Plan.

         (c) With respect to Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the employee during any calendar year (under all employee benefit plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

6. EFFECTIVE DATE OF PLAN; TERMINATION OF THE PLAN AND STOCK OPTIONS. The Plan shall become effective upon approval of the Board provided, however, that the Plan shall be subject to the affirmative vote of the holders of a majority of the common stock of the Company on or before December 31, 2003. No Option may be granted under the Plan after July 31, 2013 (ten years from the effective date of the Plan); provided, however that the Plan and all outstanding Options shall remain in effect until such Options have expired or until such Options are canceled.

7. TERM OF OPTION. Unless otherwise provided in the Stock Option Agreement, the term of each Option shall be five (5) years from the date of grant thereof. In no case shall the term of any Option exceed ten (10) years from the date of grant thereof. Notwithstanding the above, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under Section 422(b)(6) of the Code ("Ten Percent Stockholder"), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement. If an option granted to the Company's chief executive officer or to any of the Company's other four most highly compensated officers is intended to qualify as "performance-based" compensation under Section 162(m) of the Code, the exercise price of such option shall not be less than 100% of the Fair Market Value of a Share on the date such option is granted.

8.       EXERCISE PRICE AND PAYMENT.

         (a) EXERCISE PRICE. The per Share exercise price for Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, and in the case of Non-Qualified Stock Option shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of the grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Stockholder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

         (b) PAYMENT. The price of an exercised Option and the Employee's portion of any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid in United States dollars in cash or by check, bank draft or money order payable to the order of the Company.

9.       EXERCISE OF AN OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares to which the Option is exercised.

         (b) TERMINATION OF STATUS AS AN EMPLOYEE. Unless otherwise provided in the applicable Stock Option Agreement, if an Employee's employment by the Company is terminated for cause, then any Option held by the Employee shall be immediately canceled upon termination of employment and the Employee shall have no further rights with respect to such Option. Unless otherwise provided in the Stock Option Agreement, if an Employee's employment by the Company is terminated for reasons other than cause, and does not occur due to death or disability, then the Employee may, with the consent of the Board, for ninety (90) days after he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein or in the applicable Stock Option Agreement, the Option shall terminate. For the purposes of this plan only, a Non-Employee Director is deemed to be an Employee.

         (c) DISABILITY. Unless otherwise provided in the applicable Stock Option Agreement, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein or in the applicable Stock Option Agreement, the Option shall terminate.

         (d) DEATH. Unless otherwise provided in the Stock Option Agreement, if an Employee dies during the term of the Option and is at the time of his death an Employee of the Company who shall have been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (or such other period of time as is determined by the Board) by the Employee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that an Employee was entitled to exercise the Option on the date of death. To the extent the Employee was not entitled to exercise the Option on the date of death, or if the Employee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein or in the applicable Stock Option Agreement, the Option shall terminate.

10. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or pursuant to a "qualified domestic relations order" under the Code and ERISA, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR CHANGE OF
         CONTROL.

         (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to an Option.

         (b) Anything herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert, owning fifty percent (50%) or more of the combined voting power of all classes of securities of the Company) (collectively, a "Change of Control"), the Board, in its discretion, may determine that any or all Stock Options outstanding hereunder shall become immediately exercisable prior to the scheduled consummation of the event for a period to be determined by the Board (the "Change of Control Exercise Period"). Any exercise of a Stock Option during the Change of Control Exercise Period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Stock Options shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Stock Options theretofore granted, or for the substitution for such Stock Options for new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Stock Options theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Stock Options not later than the time at which the Company gives notice thereof to its shareholders.

12.      GRANTS OF OPTIONS.

         (a) The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.
         (b) Officers, employee directors, other key employees of the Company or any subsidiary, consultants and independent contractors shall be eligible to be selected by the Board to receive stock option grants.
         (c) So long as shares are available under this Plan, Stock Options may be granted to Non-Employee Directors as follows:

                           i) Stock Options shall be granted to each of the Non-Employee Directors to purchase forty-five thousand (45,000) shares of Common Stock on the first day of his/her three-year term as director, at a purchase price equal to the fair market value on the date of grant. If the term is less than three years, the option grant shall be prorated.

                           ii) Stock Options granted to Non-Employee Directors shall be exercisable to the extent of one-third on the date of grant and an additional one-third on each of the succeeding two anniversaries of the date of grant provided such Non-Employee Director is re-elected to the Board.

                           iii) In the event a Non-Employee Director ceases to serve as a member of the Board of Directors of the Company any time for any reason except the expiration of their current term, the portion of his Stock Option which is exercisable at the date of termination and all rights thereunder shall be exercisable by him at any time within three months thereafter, but in no event later than the termination date of his Stock Option.

                           iv) In the event a Non-Employee Director has served his full term, his vested options shall be exercisable until the termination date of his Stock Option.

                           v) If a Non-Employee Director shall die while serving as a director of the Company, the portion of his Stock Option which is exercisable at the date of death may be exercised by his designated beneficiary or beneficiaries (or, a person who has been effectively designated, by his executor, administrator or the person to whom his rights under his Stock Option shall pass by his will or by the laws of descent and distribution) at any time within one year after the date of his death, but not later than the termination date of his Stock Option.

                           vi) Nothing in the Plan or in any Stock Option granted pursuant hereto shall confer on any Non-Employee Director any right to continue as a director of the Company.

13.      AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The board may amend from time to time or terminate the Plan in such respects as the Board may
                  deem  advisable;   provided,   however,   that  the  following
                  revisions  or  amendments   shall  require   approval  of  the
                  Stockholders of the Company, to the extent required by law, rule, or regulation:
                           i) Any material increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;
                           ii) Any material change in the designation of the Employees eligible to be granted Options; or
                           iii) Any material increase in the benefits accruing to participants under the Plan.
         (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the option of counsel for the company, such a representation is required by any aforementioned relevant provisions of law.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         In the case of an Incentive Stock Option, any Optionee who disposes of Shares of Common Stock acquired upon the exercise of an Option by sale or exchange (a) either within two (2) years after the date of the grant of the Option under which the Common Stock was acquired or (b) within one (1) year after the acquisition of such Shares of Common Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

15. RESERVATION OF SHARES. The Company will at times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. OPTION AGREEMENT. Options shall be evidenced by Stock Option Agreements in such form as the Board shall approve.

17. WITHHOLDING TAXES. Subject to Section 4(b)(x) of the Plan and prior to the Tax Date, the Optionee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the exercise of any Option, a number of Shares having Fair Market Value equal to the minimum amount necessary to satisfy the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such Option by the Optionee.

18. An Optionee who is also an officer of the Company must take the above described election:

         (a) at least six months after the date of grant of the Option (except in the event of death or disability); and either six months prior to the Tax Date, or
         (b) prior to the Tax Date and during the period beginning on the third business day following the date the Company releases its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.

19.      MISCELLANEOUS PROVISIONS.

         (a) PLAN EXPENSE. Any expense of administering this Plan shall be borne by the Company.
         (b) USE OF EXERCISE PROCEEDS. The payment received from the Optionees from the exercise of Options shall be used for the general corporate purposes of the Company.
         (c) CONSTRUCTION OF PLAN. The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of New York without regard to conflict of law principles and, where applicable, in accordance with the Code.
         (d) TAXES. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributed to the delivery of Common Stock under the Plan from other amounts payable to the Employee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.
         (e) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suite or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suite or proceeding a Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on her or his own behalf.
         (f) GENDER. For purposes of this Plan, words used in the masculine gender shall include the female and neuter, and the singular shall include the plural and vice versa, as appropriate.
         (g) NO EMPLOYMENT AGREEMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

        Intelli-Check, Inc.
    246 Crossways Park West
         Woodbury, NY 11797
        Tel 1-516- 992-1900
        Fax 1-516- 992-1918
              Outside of NY
             1-800-444-9542
       www.IntelliCheck.com



June 13, 2003



Dear Shareholders:

The past year has been one filled with much fear and uncertainty due to the weakening of the economy, major federal and state budget deficits, ongoing terrorist acts and the wars in Afghanistan and Iraq. The uncertain economic climate has impacted the Company by delaying capital investment and business decisions across a wide swath of private industry and government departments, which has further lengthened our sales cycles.

We have been active and effective in strengthening our position as the acknowledged leader in document verification. During the past year, we entered into marketing agreements with three well known organizations. Mothers Against Drunk Driving (MADD), one of the most prominent public interest groups, has endorsed our products and will be recommending and marketing them as effective tools to prevent the sale of alcohol to underage purchasers. The American Association of Airport Executives, the preeminent trade association for the aviation industry, has also endorsed our ID-Check technology as an effective means to enhance security in multiple areas at airports. Their marketing effort kicks off in earnest with a full page ad in the June issue of Aviation Magazine. The Credit Union National Association, with over 10,000 members, has also endorsed our technology as an effective solution to prevent economic losses through various frauds utilizing fake ID's. They have begun the process of marketing our products to their members. We are optimistic that these agreements will generate significant sales opportunities as they kick into high gear.

Our leadership position in the field of document verification was further confirmed during the past year when we were asked to be part of a consortium of major technology companies that successfully provided security solutions to the Western Governors' Association (WGA) and the Southern Governors' Association
(SGA) for their meetings.

We continue to see interest in our technology from other security companies, both international and domestic. We currently have five software license agreements in place. In addition, we have entered into a collaboration agreement with a leading biometric company in finger print technology and are in various stages of negotiation with other biometric companies.

We were pleased to have been selected by Northrop Grumman Mission Systems, an internationally known integrator, as a partner to explore potential markets for our combined technologies, which we believe is one of the most powerful solutions to enhance security in both governmental and private sectors. This partnership has the promise to be a significant contributor to your Company.

We continue to receive national recognition in the media, having recently been featured as the cover story in Security Magazine and in a recent Business Week column. Additionally, during the past year, our technology was chosen by two national restaurant chains to prevent underage access to alcohol.

Our technology is currently being used at approximately fifteen of the most heavily traveled and hub airports, major port authorities, nuclear power plants, oil refineries and other critical infrastructure to control access for Homeland Security purposes.

We completed tests at a major mass merchandiser and a large quasi-public department of the government with outstanding results and are in discussions for the deployment of our technology with them. Also, a large population state is currently testing our technology at several locations to prove its value in Homeland Security.

In April 2003, as a result of an arbitration award against us, a broker-dealer was awarded approximately $920,000. We have recorded this charge against earnings in the first quarter of 2003. However, we believe that the award was not supported by the facts in the case and have filed an application to set aside the confirmation of the award.

Our intellectual property portfolio was further enhanced when we were issued a continuation patent in October 2002. As a result of this issuance, we have begun litigation against one of the companies that we believe is infringing on our patents. We will continue to vigorously defend our intellectual property.

In March 2003, we successfully raised $3 million through the issuance of 30,000 shares of convertible preferred stock with approximately six percent dilution to our shareholders. Additionally, we have extended the Rights held by our shareholders to purchase shares at $8.50 per share until December 31, 2003.

In February 2003, Paul Cohen, a long time director of Intelli-Check, resigned. We were extremely gratified that Arthur L. Money, a former Assistant Secretary of Defense, accepted our invitation to join our Board. He brings a vast amount of knowledge in the government and private sectors to us. As Chairman, I wish to thank Paul for his many years of dedicated service to the Company and also welcome Art to the Board.

We continue to diligently work towards becoming a profitable company. We appreciate the loyalty and support of our shareholders and the efforts and dedication of our employees in attaining this goal. We remain optimistic about the future and believe that the patience of our shareholders will be rewarded.




/s/ Frank Mandelbaum
-------------------------
Frank Mandelbaum
Chairman of the Board
& Chief Executive Officer




         THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY AND OUR INDUSTRY. WORDS SUCH AS "BELIEVE," "INTEND," "POTENTIALLY," "ENCOURAGED," "SIGNIFICANT," AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS.